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                               PROMISSORY NOTE

$440,000.00                                                       June 9, 1998

     1. PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned LILLARD FAMILY TRUST, dated as of April 28, 1998 ("BORROWER"), Jeffrey L. Lillard and Paula Lillard, trustees, do hereby promise to pay to the order of ANTIVIRALS, INC., an Oregon corporation ("LENDER"), at One S.W. Columbia, Suite 1105, Portland, Oregon 97258, or at such other place as Lender may from time to time designate in writing, the principal sum of Four Hundred Forty Thousand and No/100 Dollars ($440,000.00), together with all interest thereon and other sums herein referred to.

     2. INTEREST AND PAYMENT TERMS. The advanced, unpaid principal hereof shall bear interest from the date of advance until paid at a rate equal to nine and one-half percent (9-1/2%) per annum. Interest shall be calculated on a 365 or 366-day year, as applicable, based on actual days elapsed. This Note shall continue to bear interest at the aforesaid Note rate until and including the date of collection, and all payments hereunder shall be calculated by and shall be payable in the lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

          This Note shall be due and payable in one installment of principal and interest on March 31, 1999.

     3. PREPAYMENT. Borrowers shall have the right at any time to prepay the whole or any part of this Note without prepayment premium or fee.

     4. COSTS OF COLLECTION. Borrowers promise to pay all reasonable costs, expenses and attorneys' fees incurred by Lender in the exercise of any remedy (with or without litigation), in any proceeding for the collection of the debt, in any foreclosure of the Deed of Trust or the realization upon any other security securing this Note, in protecting or sustaining the lien or priority of said Deed of Trust or said other security, or in any litigation or controversy arising from or connected with this Note or the Deed of Trust, including any bankruptcy, receivership, injunction or other proceeding, or any appeal from or petition for review of any of the foregoing, in which Lender prevails. If a judgment is obtained thereon which includes an award of attorneys' fees, such attorneys' fees, costs and expenses shall be in such amount as the court shall deem reasonable. All collection costs, expenses and attorneys' fees are payable on demand, and shall be fully secured by the Deed of Trust and other security granted in connection with this Note.

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     5.   COLLATERAL. This Note is secured by a Deed of Trust and Security
Agreement ("Deed of Trust") of even date herewith encumbering premises located at 3517 East Burnside Street, Portland, Oregon 97214, which premises are herein referred to as the "Property." In addition, this Note is guaranteed by a guarantee executed by Matthew L. Lillard of 2031 Hillcrest, Los Angeles, California 90068.

     6. DEFAULTS; ACCELERATION. Time is of the essence of this Note. The occurrence of any of the following shall, without notice, demand or opportunity to cure, constitute an event of default under this Note and the Trust Deed:

          (a) Failure of Borrowers to make any payment required to be paid by Borrowers under this Note or the Trust Deed in strict accordance with the terms thereof; and

          (b) Failure of Borrowers to perform any other covenant, agreement or other obligation contained in this Note or the Trust Deed;

then, upon the occurrence of any such event of default, the entire principal sum, with accrued interest thereon due under this Note, shall, at the option of Lender, become immediately due and payable forthwith, without notice. No failure to exercise such option shall be deemed a waiver on the part of Lender of any right accruing thereafter.

     7. USURY. It is the specific intent of Borrowers and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrowers on demand.

     8. RENEWALS. Borrowers, and all others who may become liable for all or any part of this obligation, consent to any number of renewals or extensions of the time of payment hereof and to the release of all or any part of the security for the payment hereof. Any such renewals, extensions or releases may be made without notice to any of said parties and without affecting their liability.

     9. WAIVERS. Borrowers hereby waive presentment, demand of payment, notice of dishonor, protest, and notice of nonpayment, and any and all other notices and demands whatsoever. No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by the Lender.

     10. CONSTRUCTION. This Note shall be governed by and construed in accordance with the laws of the State of Oregon. This Note and the Trust Deed executed in connection with this Note have been reviewed and negotiated by Borrowers and Lender at arms' length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed

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against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope or intent of this Note.

     11. PARTIAL INVALIDITY. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.



                                       BORROWERS:


                                       LILLARD FAMILY TRUST

                                       By: /s/ Jeffrey L. Lillard
                                           -----------------------------------
                                               Jeffrey L. Lillard


                                       By: /s/ Paula Lillard
                                           -----------------------------------
                                               Paula Lillard

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